UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

                                                             (Amendment No. 1)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2010

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

 (Exact name of registrant as specified in its charter)

Florida	0-51420	20-3061892
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

RIVER CENTER I 50 E RIVER CENTER BLVD, SUITE 820 COVINGTON, KY 41011
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	(859) 581-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________

Valley Forge Composite Technologies, Inc. (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K to amend its Current Report on Form 8-K filed by the Company on October 14, 2010 (the “Prior 8-K”).

ITEM 4.01.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 14, 2010, the Company filed the Prior 8-K to report the dismissal of R.R. Hawkins & Associates International, PSC ("Hawkins") as its independent registered public accounting firm, and its engagement of Mountjoy Chilton Medley, LLP ("MCM") to serve as its new principal independent accountant. The Company also reported in the Prior 8-K that it had requested that Hawkins furnish the Company with a letter, within the time periods prescribed by Item 304(a)(3) of Regulation S-K of Securities and Exchange Act of 1934, addressed to the Securities and Exchange Commission stating whether Hawkins agrees with the statements made by the Company in the Prior 8-K regarding the absence of any disagreements with Hawkins and the absence of any “reportable events” as set forth therein, and, if not, stating the respects in which Hawkins does not agree.   The Company indicated in the Prior 8-K that a copy of the Hawkins response would be included as an exhibit (the “Exhibit 16 Letter”) to an amendment to this report upon receipt by the Company.

The Company is filing this Amendment to the Prior 8-K to report that despite repeated requests, it has not been able to obtain the Exhibit 16 Letter from Hawkins as of the date of this Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

Date:December 27, 2010	By:	/s/ Louis J. Brothers
Louis J. Brothers
Chief Executive Officer, President, Secretary, Treasurer, and Authorized Officer

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